UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 30, 2004

Date of Report (Date of Earliest Event Reported)

BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

157-159 Rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)

(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ((17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ((17 CFR 240.13e-4(c))

All references to “the Company” in this Current Report on Form 8-K refer to Business Objects S.A.

Item 7.01 Regulation FD Disclosure.

     On September 30, 2004, the Company’s Board of Directors adopted the Code of Business Conduct and Ethics for French Employees (the “French Code”), which applies to all directors, officers and employees, who are located in France, of the Company and its subsidiaries. The French Code does not amend or otherwise supersede the Company’s Code of Ethics for Principal and Executive and Senior Financial Officers (the “Executive’s Code”) which was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for fiscal 2003. Persons who are covered by the French Code may also be subject to the Executive’s Code if such persons meet the criteria for applicability of both codes. The French Code also does not amend or otherwise supercede the Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all employees, other than employees located in France, as available on our website at www.businessobjects.com. All codes of ethics are publicly available on the Company’s website at www.businessobjects.com. We intend to disclose on the Company’s website or on Form 8-K any amendments or waivers from any provision to the Company’s French Code, Code of Ethics and Executive’s Code.

     The information provided in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
14.2	Business Objects S.A. Code of Business Conduct and Ethics for French Employees (English translation)

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004
BUSINESS OBJECTS S.A.

	By:	/s/ James R. Tolonen

James R. Tolonen Chief Financial Officer and Senior Group Vice President

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EXHIBIT INDEX

Exhibit
Number	Description
14.2	Business Objects S.A. Code of Business Conduct and Ethics for French Employees (English Translation)

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